SUBSTITUTE POWER OF ATTORNEY

	Pursuant to the Limited Power of Attorney of Susan Molineaux, Ph.D. (the "Power
of Attorney"), dated May 24, 2021 and filed with the Securities and Exchange
Commission, the undersigned has been constituted and appointed true and lawful attorney-in-fact, with full power of substitution, to, on behalf of Dr.
Molineaux:

(1)	prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934, as amended, or any rule or regulation of the SEC;

(2)	execute for and on behalf of the undersigned, in the undersigned's capacity as officer and/or director of Cyteir Therapeutics, Inc. (the "Company"), Forms
3, 4, 5 and any Schedules 13D or 13G in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended, and the rules thereunder;

(3)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in each such attorney-in-fact's discretion.

	Pursuant to the powers granted to the undersigned in the Power of Attorney, the undersigned hereby constitutes and appoints Adam Veness as a substitute to the undersigned attorney-in-fact, with full power of substitution, and with full power and authority to do and perform every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of the rights and powers granted to the undersigned in said Power of Attorney.  For the avoidance of doubt, the foregoing appointment shall not serve as a revocation of the powers granted to the undersigned himself in the Power of Attorney.

	This Substitute Power of Attorney shall remain in full force and effect unless and until revoked by the undersigned.

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	IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of
Attorney to be executed as of this 7th day of February, 2023.


		/s/ David Gaiero
		-------------------
		David Gaiero